INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of the 28th day of June, 2019 between Bone Biologics Corporation (“the Company”) and Deina H. Walsh (“the Contractor”).

1.	Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.	Duties, Term, and Compensation. The Contractor’s duties, term of engagement, compensation and provisions for payment thereof shall be as set forth in the estimate previously provided to the Company by the Contractor and which is attached as Exhibit A, which may be amended in writing from time to time, or supplemented with subsequent estimates for services to be rendered by the Contractor and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.	Expenses. During the term of this Agreement, the Contractor shall bill and the Company shall reimburse her for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, unless approved by the Company in writing, in advance, expenses for the time spent by Consultant in traveling to and from Company facilities shall not be reimbursable.

4.	Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the term of this Agreement and utilized by her in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a wholly-owned subsidiary of the Company.

5.	Confidentiality. The Contractor acknowledges that during the engagement she will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that she will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into her possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in her possession or under her control. The Contractor further agrees that she will not disclose her retention as an independent contractor and at all times preserve the confidential nature of her relationship to the Company and of the services hereunder.

6.	Conflicts of Interest; Non-hire Provision. The Contractor represents that she is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering her duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which she does not have a proprietary interest. During the term of this agreement, the Contractor shall devote as much of her productive time, energy and abilities to the performance of her duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of six months following any termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage to leave the Company’s employment, any employee, consultant, or contractor of the Company or hire any such employee, consultant, or contractor who has left the Company’s employment or contractual engagement within one year of such employment or engagement.

7.	Right to Injunction. The parties hereto acknowledge that the services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of the them shall be exclusive of any other or of any right or remedy allowed by law.

8.	Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

9.	Termination. Either party may terminate this Agreement at any time by 10 working days’ written notice to the other party. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

10.	Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venture with the Company for any purpose. The Contractor is and will remain an independent contractor in her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

11.	Liability Insurance – Employee acknowledges that, in lieu of an insurance policy, Employee and Hankey Capital, LLC are concurrently entering into an Indemnification Agreement whereby Hankey Capital, LLC has agreed to indemnify Employee under the terms and conditions set forth therein.

12.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

13.	Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in California in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

14.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

15.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

16.	Assignment. The Contractor shall not assign any of her rights under this Agreement or delegate the performance of any of her duties hereunder, without the prior written consent of the Company.

17.	Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:

Deina H. Walsh

21835 Tobarra

Mission Viejo, CA 92692

If to the Company:

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

18.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

19.	Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Bone Biologics Corporation	Contractor

By:	By:
Its:		Deina H. Walsh

DUTIES, TERM, AND COMPENSATION

DUTIES:	The Contractor will report directly to Don R. Hankey, Chairman of the Board, Bone Biologics Corporation, and to any other party designated by Don R. Hankey in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Contractor.

COMPENSATION:

As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor at the hourly rate of $100.00 per hour. Such compensation shall be payable within 30 days of receipt of Contractor’s monthly invoice for services rendered supported by reasonable documentation.